SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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CEDAR REALTY TRUST, INC.

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CEDAR REALTY TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cedar Realty Trust, Inc. (the “Company”) will be held at the offices of the Company, 44 South Bayles Avenue, Port Washington, NY 11050, on Friday, May 3, 2013 at 10:00 in the morning for the following purposes:

1. To elect six directors.

2. To vote upon an advisory (non-binding) resolution to approve executive compensation.

3. To approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on March 15, 2013, shall be entitled to notice of, and to vote at, the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2013. THE PROXY

STATEMENT AND OUR 2012 ANNUAL REPORT ARE AVAILABLE AT

HTTP://WWW.CEDARREALTYTRUST.COM.

By order of the Board of Directors

BRUCE J. SCHANZER President and CEO

Dated: March 19, 2013

Port Washington, NY

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CEDAR REALTY TRUST, INC.

44 SOUTH BAYLES AVENUE

PORT WASHINGTON, NEW YORK 11050

PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors of Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 3, 2013, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on March 15, 2013 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company has retained AST Phoenix Advisors to assist in the solicitation of proxies for a fee of $10,500, plus out-of-pocket expenses. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the meeting, he may elect to revoke his proxy and vote his shares personally.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2012 is being mailed herewith to each stockholder of record. Stockholders may obtain a copy of the Company’s Form 10-K, without charge, by writing to the Company at 44 South Bayles Avenue, Port Washington, New York 11050, attention Investor Relations. The Form 10-K is also available on the Company’s website, www.cedarrealtytrust.com. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about March 19, 2013.

On March 15, 2013, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting, 72,306,411 shares of common stock. Each holder of common stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares of Common Stock cast at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

Broker Discretionary Voting

Brokers do not have discretionary authority to vote with respect to the election of directors or on proposal 2. If your shares are held by a broker, the broker will ask you how you want to vote your shares. If you provide the broker with instructions, your shares will be voted in accordance with your instructions. If you do not give any instruction on any of the proposals, then with respect to the election of directors and the vote on proposal 2, your shares will not be voted. Therefore, it is important that you give instructions to your broker as to how to vote your shares.

It is expected that the following business will be considered at the meeting and action taken thereon:

1.  ELECTION OF DIRECTORS

Pursuant to the Articles of Incorporation and By-Laws, as amended, the director nominees elected at this meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified.

It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select.

The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director. The following table sets forth certain information with respect to the nominees.

NOMINEES FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
James J. Burns	73	Mr. Burns, a director since 2001 and a member of the Audit (Chair) and Nominating/Corporate Governance Committees, was chief financial officer and senior vice president of Reis, Inc. (formerly Wellsford Real Properties, Inc.) from December 2000 until March 2006, and vice chairman from April 2006 until March 2009, when he entered into a consulting role at that company (where he continues to have primary responsibility for income tax reporting and compliance). He joined Reis in October 1999 as chief accounting officer upon his retirement from Ernst & Young LLP in September 1999. At Ernst & Young LLP, Mr. Burns was a senior audit partner in the E&Y Kenneth Leventhal Real Estate Group for 22 years. Since 2000, Mr. Burns has also served as a director of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange. Mr. Burns is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Burns received a B.A. and M.B.A. from Baruch College of the City University of New York.	2001

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
Pamela N. Hootkin	65	Ms. Hootkin, a director since June 2008 and a member of the Audit and Compensation Committees, retired at the end of April 2012 from her position as senior vice president at PVH Corp. (formerly Phillips-Van Heusen Corporation), a position she held since May 2010. She joined PVH Corp. in 1988 as vice president, treasurer and corporate secretary; in 1999 she became vice president, treasurer and director of investor relations, and in June 2007 she became senior vice president, treasurer and director of investor relations. From 1986 to 1988, Ms. Hootkin was vice president and chief financial officer of Yves Saint Laurent Parfums, Inc. From 1975 to 1986, she was employed by Squibb Corporation in various capacities, with her last position being vice president and treasurer of a division of Squibb. Ms. Hootkin is a board member of Safe Horizon, New York (a not-for-profit organization) where she also serves on the executive, finance and audit committees. Ms. Hootkin received a B.A. from the State University of New York at Binghamton and an M.A. from Boston University.	2008
Paul G. Kirk, Jr.	75	Mr. Kirk, a director from 2005 to September 2009 when he resigned as the result of his appointment as a United States Senator for Massachusetts to the seat previously held by the late Senator Edward M. Kennedy, and re-elected to the Board in June 2010, is a member of the Compensation and Nominating/Corporate Governance (Chair) Committees, and is a retired partner of the law firm of Sullivan & Worcester, LLP of Boston, MA. He was a member of the firm from 1977 through 1990. He also serves as Chairman and CEO of Kirk & Associates, Inc., a business advisory and consulting firm, and currently serves on the Board of Directors of the Hartford Financial Services Group, Inc. He has previously served on the Boards of Directors of Rayonier, Incorporated (1994 to 2011) (a real estate investment trust listed on the New York Stock Exchange), ITT Corporation (1989 to 1997) and Bradley Real Estate, Inc. (1991 to 2000), a real estate investment trust that was subsequently acquired by Heritage Property Investment Trust, Inc. Mr. Kirk was a founding Director of the John F. Kennedy Library Foundation and served as its Chairman from 1992 to 2009. He was a founding Director of the Commission on Presidential Debates and served as its Co-Chairman from 1987 to 2009. From 1985 to 1989, Mr. Kirk served as Chairman of the Democratic Party of the U.S., and from 1983 to 1985 as its Treasurer. A graduate of Harvard College and Harvard Law School, Mr. Kirk is past-Chairman of the Harvard Board of Overseers’ Nominating Committee and of the Harvard Board of Overseers’ Committee to Visit the Department of Athletics. He has received many awards for civic leadership and public service, including honorary doctors of law degrees from Stonehill College and the Southern New England School of Law.	2010

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
Everett B. Miller, III	67	Mr. Miller, a director since 1998 and a member of the Audit and Compensation (Chair) Committees, has been since July 2012 the Director of the Real Estate Bureau for the New York State Common Retirement Fund. In July 2012, Mr. Miller resigned his position as a member of the Real Estate Advisory Committee of the New York State Common Retirement Fund, a position he had held since March 2003, in order to accept his current position. He retired at the end of 2011 from his position as vice president of alternative investments at the YMCA Retirement Fund, a position he had held since September 2003. Prior to his retirement in May 2002 from Commonfund Realty, Inc., a registered investment advisor, Mr. Miller was the chief operating officer of that company from 1997 until May 2002. From January 1995 through March 1997, Mr. Miller was the Principal Investment Officer for Real Estate and Alternative Investment at the Office of the Treasurer of the State of Connecticut. Prior thereto, Mr. Miller was employed for eighteen years at affiliates of Travelers Realty Investment Co., at which his last position was senior vice president. Mr. Miller received a B.S. from Yale University.	1998
Bruce J. Schanzer	44	Mr. Schanzer has been president, chief executive officer and a director of the Company since June 2011. Prior thereto and since 2007, Mr. Schanzer had been employed by Goldman Sachs & Co., with his most recent position being a managing director in the real estate investment banking group. From 2001 to 2007, Mr. Schanzer was employed by Merrill Lynch, with his last position being vice president in their real estate investment banking group. Earlier in his career, Mr. Schanzer practiced real estate law for six years in New York. Mr. Schanzer received a B.A. from Yeshiva University, an M.B.A. from the University of Chicago, and a JD from Benjamin N. Cardozo School of Law, where he was a member of the Law Review.	2011

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
Roger M. Widmann	73	Mr. Widmann, a director since 2003, non-executive Chairman of the Board since June 2011, and a member of the Compensation and Nominating/Corporate Governance Committees, is an investment banker. He was a principal of the investment banking firm of Tanner & Co., Inc. from 1997 to 2004. From 1986 to 1995, Mr. Widmann was a senior managing director of Chemical Securities, Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase Corporation). Prior to joining Chemical Securities, Inc., Mr. Widmann was a founder and managing director of First Reserve Corporation, the largest independent energy investing firm in the U.S. Previously, he was senior vice president with the investment banking firm of Donaldson, Lufkin & Jenrette, responsible for the firm’s domestic and international investment banking business. He had also been a vice president with New Court Securities (now Rothschild, Inc.). He was a director of Lydall, Inc. (listed on the New York Stock Exchange), a manufacturer of thermal, acoustical and filtration materials, from 1974 to 2004, and its chairman from 1998 to 2004. He is a director of Standard Motor Products, Inc. (listed on the New York Stock Exchange), a manufacturer of automobile replacement parts, is Chairman of Keystone National Group, a fund of private equity funds, and is Chairman and CEO of Cutwater Associates LLC, a corporate advisory firm. He is also a senior moderator of the Aspen Seminar at The Aspen Institute, and Vice Chairman of Oxfam America. Mr. Widmann received a B.A. from Brown University and a J.D. from Columbia University.	2003

CORPORATE GOVERNANCE PRINCIPLES

Independent Directors

Pursuant to rules of the New York Stock Exchange and applicable law, a majority of the Company’s directors must be independent as specified therein. As a result, the Board undertook a review of the independence of the Company’s directors. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates, including those reported under “Transactions with Related Persons” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent.

As the result of this review, the Board affirmatively determined that each of Messrs. Burns, Kirk, Miller and Widmann and Ms. Hootkin is independent of the Company and its management. The Board determined that none of these independent directors had any material relationships with the Company. Mr. Schanzer is the only director who is not independent.

Corporate Governance Principles and Committee Charters

Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Code of Business Conduct and Ethics and the committee charters for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. These documents are available on our website at www.cedarrealtytrust.com.

Code of Business Conduct and Ethics

All of our employees, including our chief executive officer, chief financial officer and chief accounting officer, and our directors are required to comply with our Code of Business Conduct and Ethics. Our Code is available on our website. It is our intention to disclose any amendments to, or waivers from, any provisions of this Code as it applies to our chief executive officer, chief financial officer and chief accounting officer on our website within three business days of such amendment or waiver. The Company does not consider it appropriate for any of its officers, directors or employees to enter into speculative transactions in the Company’s securities that are designed to hedge or offset any decrease in market value of the Company’s securities. As the result, the Company prohibits such persons from the purchase of puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits hedging or monetization transactions, such as forward sale contracts, equity swaps, collars and exchange funds. Such persons may also not purchase securities of the Company on margin, borrow against any account in which the Company’s securities are held or otherwise pledge any securities of the Company.

Audit Committee

The Board of Directors has established an Audit Committee consisting of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III. The charter of the Audit Committee is available on the Company’s website. All the members of the Audit Committee are independent under the rules of the New York Stock Exchange and applicable law. Each of Mr. Burns and Ms. Hootkin is qualified as an audit committee financial expert within the meaning of applicable law and the Board has determined that each of them has accounting and related financial management expertise under the rules of the New York Stock Exchange. The principal functions of this committee are as follows: employs the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s consolidated financial statements; pre-approves all services performed by the Company’s independent registered public accounting firm; provides oversight on the internal reporting process and the adequacy of the Company’s internal controls; reviews the scope of the audit of the independent registered public accounting firm and the firm performing the Company’s internal audit procedures; reviews services provided by the Company’s independent public registered accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm; and monitors the process for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

Compensation Committee

The Board of Directors has established a Compensation Committee consisting of Pamela N. Hootkin, Paul G. Kirk, Jr., Everett B. Miller, III and Roger M. Widmann, all of whom are independent. This committee reviews and approves the compensation and benefits of executive officers and directors, administers and makes recommendations to the Board of Directors regarding executive and director compensation and stock incentive plans, and approves an annual report on executive compensation for inclusion in the proxy statement.

Nominating/Corporate Governance Committee

The Board of Directors has established a Nominating/Corporate Governance Committee consisting of James J. Burns, Paul G. Kirk, Jr. and Roger M. Widmann, all of whom are independent. This committee develops and recommends to the Board of Directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establishes criteria for prospective members of the Board of Directors, conducts candidate searches and interviews, oversees and evaluates the Board of Directors and management, evaluates from time to time the appropriate size and composition of the Board of Directors, and formally proposes the slate of directors to be elected at each Annual Meeting of Stockholders. The Company has a retirement policy for directors pursuant to which no director may stand for election after he or she has reached the age of 75 and completed ten years of service.

Nomination of Directors

The Nominating/Corporate Governance Committee is responsible for the selection and nomination of directors and considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Stockholders who wish to recommend a nominee should send nominations directly to the Nominating/Corporate Governance Committee, at the principal executive offices of the Company, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name, business experience and consent to be nominated for membership on our Board of Directors and to serve if elected by the stockholders. We did not receive any recommended nominees for director from any of our stockholders, other than from our directors, for this meeting. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, provide for succession or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience and report its findings to the Board. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards and other professional experience to enhance the Board’s effectiveness;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the business of the Company; and

•	the extent to which the prospective nominee provides the Board with diversity in experience and background.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether the person should be considered for a Board position, and one or more members of the

Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

There would be no differences in the manner in which the Nominating/Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Committee.

Qualification of Directors

The Company selects directors in compliance with the Company’s corporate governance guidelines and the charter of the Nominating/Corporate Governance Committee, using the standards and qualifications discussed under “Nomination of Directors.” The Company is also mindful that a majority of the directors must be independent. The existing directors were selected for a variety of reasons and to attempt to reflect the diverse business needs of the Company and diversity in experience and background. Mr. Burns’ qualifications for election to the Company’s Board include his extensive financial and accounting expertise, particularly with public companies in the real estate industry, including real estate investment trusts. He is currently the audit committee chairman of another REIT. Mr. Burns qualifies as an audit committee financial expert. Ms. Hootkin brings to the Board expertise in finance, investor relations and the retail industry. She serves as a second financial expert on the Audit Committee, while also bringing gender diversity to the Board. Mr. Kirk has extensive legal experience and experience in government and public affairs. He also has had experience as a director of two other REITs, as well as several other public companies. Mr. Miller has been involved in commercial real estate since 1974, with extensive knowledge about the industry in which the Company operates. Mr. Schanzer has been involved in real estate as an attorney and investment banker and presently is chief executive officer and president of the Company. In such positions, he has obtained extensive knowledge about the Company, its operations and the retail shopping center industry. Investment banking expertise is provided to the Company by Mr. Widmann, who has spent most of his career in the investment banking world. His knowledge has assisted the Company in its capital raising and other finance related activities.

Board Meetings

In the fiscal year ended December 31, 2012, there were seven meetings of the Board of Directors, five meetings of the Audit Committee, eight meetings of the Compensation Committee and three meetings of the Nominating/Corporate Governance Committee. Each director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he or she served. Board members are encouraged to attend our Annual Meeting of Stockholders. All of our directors attended our 2012 Annual Meeting, except for Raghunath Davloor, who resigned as a director in July 2012.

Communications with the Board

The Nominating/Corporate Governance Committee of the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Stockholders and other parties interested in communicating with any of the directors of the Company (or the Board as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. The Secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the Secretary’s opinion, deals with the functions of the Board or committees thereof or that he otherwise determines requires the Board’s attention. The Board, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board.

Correspondence relating to accounting, internal controls or auditing matters is handled by the Audit Committee in accordance with its procedures.

Leadership Structure of the Board

The non-management directors of our Board meet in executive session several times during the year, generally on the same day as regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. Roger M. Widmann, an independent director of the Company since 2003, has been chosen by the directors to be the non-executive Chairman of the Board and to preside at each such meeting.

In June 2011, the Company separated the role of Chairman of the Board from the Chief Executive Officer. The Board believes this creates effective leadership and an effective decision-making process. The Chairman of the Board is actively involved in corporate governance matters and on at least a quarterly basis runs an executive session of independent directors. In addition, the Nominating/Corporate Governance Committee annually conducts an evaluation of the performance of the Board and its committees and of the Chief Executive Officer. A key responsibility of the Board and Chief Executive Officer is to ensure continuity of leadership of the Company. Each year, the Chief Executive Officer presents a succession plan to the Board. This plan is reviewed on at least an annual basis by the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee’s compensation philosophy is to align executive compensation with the interests of stockholders, attract, retain and motivate a highly competent team of executives, link pay to performance, achieve a balance between short-term and long-term results, teamwork and individual contributions, and utilize equity as a significant reward for performance. This is achieved through a combination of base salary, annual bonuses and long-term equity, with a significant portion of compensation being at risk and dependent on the performance of the Company and the executive. The discussion under this Compensation Discussion and Analysis relates to the CEO and the other named executive officers included in the Summary Compensation Table.

The Committee has utilized the services of outside independent consultants to assist the Committee in formulating our total compensation plan. For setting compensation for 2012, our Compensation Committee retained Mercer (US) Inc. (“Mercer”) as its compensation consulting firm to assist our Committee in assessing the Company’s current executive compensation plans and to provide recommendations for changes in our future compensation policy. The consultant provided to our Committee relevant market data about our peer companies and made recommendations as to compensation matters. The Committee has relied on the guidance of the consultant in formulating and refining our executive compensation practices. In selecting Mercer, the Committee evaluated the independence of Mercer and considered the following factors: Mercer does not provide any other services to the Company; the amount of fees to be received by Mercer from the Company as a percentage of total revenues of the Company; the policies and procedures of the Company and the Committee that are designed to prevent conflicts of interest; the lack of any business or personal relationships of Mercer with any member of the Committee; stock of the Company owned by Mercer; and the lack of any business or personal relationships of Mercer with any executive officer of the Company. After considering the foregoing, the Committee determined that Mercer was independent of the Company and management of the Company and that the engagement of Mercer did not raise any conflicts of interest.

The Board of Directors of the Company holds an advisory vote on executive compensation once every year. At the Company’s 2012 annual meeting, stockholders cast an advisory vote against the compensation paid to the Company’s named executive officers for 2011. In setting annual bonuses and long-term equity grants for 2012 and salaries for 2013, the Compensation Committee considered the results of the advisory vote, together with the advice of the Committee’s consultant, and has been very mindful of the fact that stockholders did not cast an advisory vote in favor of the Company’s compensation for its executive officers for 2011. The Committee retained Mercer to assist it in formulating new compensation policies. As the result and in response to the negative advisory vote on executive compensation, the following measures, among others, were taken by the Committee:

•

long-term equity awards were entirely based on performance, determined entirely on a three-year absolute total stockholder return (“TSR”) goal, with all shares subject to an additional three-year vesting requirement based solely on time;

•	the performance goal for long-term grants was changed to a three-year absolute TSR since it was considered a better measure for the Company and its stockholders;

•	the long-term grant awards for 2012 were 75% of competitive market levels, as provided by Mercer;

•	the Company did not grant any increases in salary for 2013 for any of the executive officers;

•

in establishing annual bonuses for 2012, the Committee changed the measurement from adjusted funds from operations to targeted operating funds from operations (“Operating FFO”) since Operating FFO is a key annual earnings measurement for the Company;

•	the 2012 target annual bonus awards were set at less than competitive market levels, as provided by Mercer; and

•

although the Company exceeded targeted Operating FFO for 2012, which would have entitled the executives to receive more than 100% of their targeted annual bonuses, the actual annual bonus awards were less than 100% of the targeted amounts.

All of the foregoing actions resulted in the total compensation for the named executive officers being less in 2012 than the amounts paid in 2011. Our Compensation Committee values constructive feedback from our stockholders about executive compensation and will continue to actively consider the views of our stockholders, including the results of our annual advisory vote, when making future executive compensation decisions.

The Compensation Committee regularly reviews all elements of compensation to ensure that we remain competitive in the market and to ensure that overall compensation, including the mix of stock and cash, is aligned with our business objectives, our performance and the interests of our stockholders. The Committee conducts an annual review of our CEO’s performance and takes these results into consideration when recommending the CEO’s compensation to the independent members of the full Board of Directors for their approval. Our CEO plays a significant role in setting the compensation for our other named executive officers by providing the Committee with an evaluation of their performance, together with recommendations for the amount of the annual bonus and long-term equity. The Committee also obtained input from its compensation consultant and has the discretion to accept, reject or modify the CEO’s recommendations.

Compensation Objectives

The Committee uses three components in establishing executive compensation, namely base salary, annual bonuses and long-term equity compensation. As a result, two key elements of compensation depend upon the performance of the executive, including (a) an annual bonus that is based on an assessment of the executive’s performance, both individually and within the context of our overall performance, and (b) long-term equity compensation in the form of shares, which are subject to meeting stockholder return goals and continued service. Thus, a significant portion of compensation is at risk and variable depending on both our short-term financial performance and long-term creation of stockholder value, with the largest portion of this at-risk compensation designed to incentivize our executives to create long-term stockholder value. Since a significant portion of each executive’s total compensation is equity-based, we require our executives to maintain a meaningful ownership position in our company. Salary is intended to attract and retain executives and to provide compensation that is commensurate with the executive’s scope of responsibility and effectiveness. Bonuses are designed to align the executive’s compensation with the Company’s short-term business goals, including the strategic restructuring and disposition of non-core assets. Long-term equity compensation focuses on our Company achieving long-term business goals, especially TSR. We attempt to retain our executives by rewarding the executives with long-term equity only if the executive remains with us for a substantial period of time. The policy for allocating between either cash and non-cash compensation or short-term or long-term compensation is established on an annual basis. The Committee determines the appropriate level and mix of compensation. The Committee also considers the individual components of compensation, as well as the total compensation received by each named executive officer, relative to such officer’s performance, the peer group and each other (i.e., internal equity) in making its determination. The amount each executive actually earns varies based on the executive’s performance, contribution and overall value to the Company. The Company does not provide material perquisites or supplemental retirement benefits. The Committee has not utilized tally sheets or wealth accumulation in evaluating compensation, but it may do so in the future. The Company does not currently have any clawback or other compensation recovery policy with respect to compensation that may have been paid on the basis of incorrect financial results; however, the Company will adopt such a policy in the future to comply with the provisions of the Dodd-Frank Act once these guidelines are enacted.

Implementation

For use in setting compensation for 2012, Mercer developed a new peer group of ten equity REITs with a business focus similar to ours, a majority of which are our direct competitors. The peer group was changed from the prior year based on criteria established by Mercer, namely that the peer group should consist of U.S. based publicly-traded retail REITs with revenues generally ranging from one-half to two times the revenues of the Company, with the Company’s revenues at about the median of the group. The data that was obtained for these companies was for the 2010 fiscal year. The peer group selected by Mercer was reviewed and approved by the Chairman of the Committee and the CEO of the Company and consists of the following companies:

Acadia Realty Trust American Assets Trust Inc. Cousins Properties Inc. Equity One Inc. Glimcher Realty Trust	Kite Realty Group Trust National Retail Properties Pennsylvania Real Estate Investment Trust Ramco-Gershenson Properties Trust Urstadt Biddle Properties Inc.

Although comparisons of compensation paid to our named executive officers relative to compensation paid to similarly situated executives in our peer group assists the Committee in determining compensation, the Committee evaluates compensation based on the corporate objectives discussed above, with a comparison to peers being one of the factors considered. As a result, the peer group was not used to benchmark compensation.

For 2012, Mercer compared the Company’s compensation to that of the peer group and against a compensation survey compiled by the National Association of Real Estate Investment Trusts and in a report furnished to the Committee made recommendations for compensation for our CEO and other members of management, including our named executive officers. This report was considered by the Committee in setting total compensation for 2012, including the annual bonus and long-term awards.

Base Salary

Base salaries for our named executive officers depend on the scope of their responsibilities and their performance. Base salary, which is paid in cash, is designed to compensate the executives fairly for services rendered during the year. These salaries are compared to amounts paid to the executive’s peers outside our Company. Salary levels are typically considered annually as part of the Committee’s performance review process and increases are based, in part, on the Committee’s assessment of the performance of the executive. In light of continuing concerns about the economy and the negative vote on executive compensation, the Committee determined that base salary for 2013 for each of the named executive officers would remain the same as for 2012.

Each of the named executive officers is employed under an employment agreement, with the employment agreements of Messrs. Schanzer and Mays having been entered into in 2011 when each of them joined the Company. In each of these employment agreements, the salary was fixed at the time the agreement was signed. At that time, the Company had conducted a search for a new chief executive officer and new chief financial officer and believed the compensation to be appropriate in light of the experience and responsibilities of each of Messrs. Schanzer and Mays. In addition, since each of them was leaving his existing employment and, as a result was forfeiting various benefits that had not yet vested, the Committee determined it was appropriate to compensate them with equity awards for their lost benefits. The Board of Directors is required to review base salary annually and may increase, but not decrease, such salary. The role of the Compensation Committee is to determine whether an increase in such salary is justified and to compare base salaries with the peer group.

Annual Bonus

The Committee seeks to align the interests of the named executive officers by evaluating executive performance on the basis of individual performance and specified financial tests.

Prior to the retention of Mr. Schanzer as president and CEO, with respect to annual bonuses for 2011, the Committee determined that two criteria would be used, with 70% of the bonus based on a pre-approved budget goal established for the Company’s adjusted funds from operations (“AFFO”) and 30% based on specified goals and criteria established for each executive officer. The Committee believed at that time that such AFFO calculation was the appropriate benchmark for incentive compensation. When Mr. Schanzer was retained in June 2011 as president and CEO, a thorough analysis was performed of the Company’s property portfolio. As the result, the Company determined to restructure its portfolio and sell non-core assets. Mr. Schanzer did not believe it was appropriate to base annual bonuses for 2011 on any pre-determined formula due to this restructuring, but rather to pay bonuses based on an assessment of each executive officer’s performance. The Committee agreed with Mr. Schanzer’s assessment for 2011.

In setting bonuses for 2012, the Committee, based on the advice of Mercer, determined that 70% of the bonus would be based on the Company meeting its Operating FFO, and 30% to be based on a qualitative individual performance evaluation for each of the executives. Operating FFO is a key annual earnings measurement for the Company. Target Operating FFO for 2012 was set at $.425 per share, with the executives having the right to receive 100% of their targeted bonus if such Operating FFO was met and the right to receive up to 150% of their targets, with such maximum amount to be interpolative on a linear basis. Based on the recommendation of Mercer, for each of Mr. Mays and Ms. Walker the target was set at 95% and 75% of their base salaries, respectively. Actual Operating FFO for 2012 was $0.50, an amount substantially in excess of the target.

With respect to the bonuses to be paid for 2012 for each of the Company’s executive officers other than Mr. Schanzer, the Compensation Committee received from Mr. Schanzer his recommended dollar amounts of the annual bonuses. The Compensation Committee reviewed in detail each officer’s responsibility and made its own assessment as to bonuses for each officer, but relied extensively upon the recommendations of Mr. Schanzer who was the ultimate supervisor for all the officers. Mr. Mays, the CFO, had overall responsibility for the Company’s financial activity role. Mr. Mays was a central person involved in all aspects of the Company and not just finance and accounting and is a significant overall contributor to the Company’s operations. Ms. Walker is the central administrator of the Company and played significant roles in all of the Company’s major operations. She is involved in property management and handles all property-level financing. Based on the Committee’s evaluation of the individual’s performance, including the fact that the Company exceeded targeted Operating FFO levels, but mindful of the fact that stockholders did not approve the Company’s executive compensation for 2011, the Committee determined to award Mr. Mays and Ms. Walker annual bonuses of 87% and 71% of their annual salaries, respectively. These amounts were below the targeted amounts and below competitive market levels, as provided by Mercer.

Under Mr. Schanzer’s employment agreement, for 2012 he was guaranteed a cash bonus of between $400,000 and $500,000. The Committee evaluated his performance and concluded that he had effectively taken control of the Company’s CEO responsibilities and performed at an extremely high level. The Committee determined that his performance merited him a $500,000 cash bonus.

Long-Term Compensation

We believe that outstanding long-term performance is achieved through an ownership position that encourages a focus on the long-term performance of the Company. Through the use of equity-based awards, long-term incentive awards are made annually to members of our senior management. Our long-term incentive plan is designed to align the long-term interests of the executives with stockholders, to deliver market competitive pay levels to the executives and to provide a strong retentive hook on the executives.

The Committee determined that long-term incentive compensation for 2010 would be in the form of a combination of time-based and performance-based restricted stock to be issued in accordance with the terms of our 2004 Stock Incentive Plan, with 25% to be time based and 75% to be performance based, with 37-1/2% based on absolute TSR and 37-1/2% based on relative TSR. The TSR for such three-year period was set at an average of 6% or more over such three years. It was determined that for purposes of comparing the TSR with that of the Company’s peers, for every one percent (or fraction thereof) above or below such level achieved by the Company, the percentage of equity awards would be increased or decreased by one percent (or fraction thereof); provided that the Company’s TSR above the median of the peer group would be capped at 20% and if the Company’s TSR was more than 20% below the median of the peer group, then no awards would be earned. With respect to the awards granted in 2010, the Company did not attain an average 6% TSR for the three-year period ended December 31, 2012, with the TSR being more than 20% below the median of the peer group. As the result, none of the performance-based restricted shares granted in 2010 would have vested and, therefore, the Committee determined that no performance-based restricted shares granted in 2010 were earned.

With respect to long-term equity awards for 2011, the Committee increased the award to Ms. Walker by $50,000, based on the factors previously discussed, with 25% of such awards to be based on time, 37-1/2% based on absolute TSR and 37-1/2% on relative TSR, subject to the same vesting requirements used in prior years. The Committee felt it was appropriate to increase the TSR hurdle rate, and for 2011 the TSR for the three-year period 2011-2013 was set at an average of 8% or more over such three years.

With respect to long-term equity awards for 2012 and beyond, based on the advice of Mercer, the Committee determined that long-term equity awards would be based entirely on a three-year absolute TSR goal, with the target set at 6% , with all shares to be subject to an additional three-year vesting requirement based solely on time. The threshold was set at 4% resulting in a 50% payout of the target, with the maximum set at 10%, resulting in a payout of 150% of target. Mercer believed that absolute TSR was a better measure for the Company rather than relative TSR since (a) the CEO’s equity grant is based on absolute TSR, which would align the interests of the CEO and the executives, and (b) there are few other REITs with the Company’s business strategy, making construction of a suitable performance peer group problematic. Based on Mercer’s recommendation, the plan is being transitioned so that for 2012, the grant was solely time-based, with the 2013 grant to be based on a one-year TSR performance, 2014 to be based on a two-year TSR performance and 2015 and beyond to be based on a three-year TSR performance. For 2012, based on the recommendation of Mercer, each of Mr. Mays and Ms. Walker was awarded a long-term grant of $420,000 and $225,000, respectively, with such grants issued all in stock that will vest on May 9, 2015. These awards were 75% of competitive market levels, as provided by Mercer.

TSR was selected as the performance goal since it ties this portion of the compensation to stockholder value, with the total value of these awards corresponding to stock price appreciation and dividends. Dividends, if declared by the Board, are paid on the shares issued as restricted stock even though such stock has not vested.

TSR is determined by adding dividends paid during the year to the change in stock price for such year, with the stock price to be measured over a 20 trading day average at the start and end of the performance period. Stock awards are based on both performance and continued service with us, subject to acceleration of vesting upon retirement, death or disability or upon a change in control. In order for the stock to be earned, the Company must achieve the performance goals and the employee must remain employed by us for such three years after such goals are met.

Our practice is to determine the dollar amount of long-term equity compensation to be granted and then to grant a number of shares that have a fair market value equal to the closing price of a share of common stock on the day the grant is made. Fair market value is determined by selecting the closing price of our common stock applicable to the relevant grant dates. Historically, our practice has been to issue restricted stock and not to grant stock options. Other than certain minor grants of stock options in 2001 that have expired, we have not granted any stock options.

Perquisites

The only perquisite provided to our named executive officers is either reimbursement for use of an automobile for business purposes or the leasing of automobiles directly by the Company for an executive’s benefit since the executives need such vehicles for frequent travel to and from many of the Company’s numerous shopping centers. No other material perquisites are provided. Since the perquisites are de minimus, the Committee does not focus on them.

Retirement Benefits

Named executive officers participate in the Company’s tax qualified 401(k) plan providing for employer and employee contributions.

We do not provide any supplemental retirement benefits for the named executive officers.

Employment Agreements

We have employment agreements with the named executive officers and other officers. Each of these agreements has change in control provisions that are designed to promote stability and continuity of senior management. These agreements, including change in control payments, were negotiated on an arm’s length basis and are more fully described in “Employment Agreements with Named Executive Officers.” The Committee does not believe these provisions will adversely affect the interests of our stockholders in the event of a change in control.

Stock Ownership Guidelines

In 2007, the Committee established target stock ownership guidelines for our named executive officers to more closely align their interests with those of our stockholders. The number of shares of our common stock that is targeted to be owned is set at a multiple of the executive’s base salary. For the chief executive officer, the multiple is four times base salary, while for the other named executive officers the multiple is two times base salary. All the named executive officers exceed these levels.

We also established target ownership guidelines for our directors. For each director who has served as a director for at least four years, such director is expected to own shares of our common stock totaling not less than the number of shares constituting the equity portion of his annual retainer for the previous four years. All such directors met such guidelines.

Tax Deductibility of Compensation

The financial reporting and income tax consequences to the Company of the compensation components for the executive officers are considered by the Committee in analyzing the level and mix of compensation. The Code was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

COMPENSATION

Oversight of Risk

The Board is involved in the review of risks inherent in the operations of the Company’s business and the implementation of the annual budget for the Company. The Board reviews the annual budget of the Company at a meeting and actual results against the budget throughout the year at regular Board meetings as part of its review and evaluation of the direction of the Company. At Board meetings, various risks facing the Company are reviewed and discussed by the Board. In assessing compensation, in particular annual bonuses and long-term incentive compensation, the Compensation Committee reviewed the risks discussed at Board meetings. Based on its own evaluation, the Committee concluded that risks associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid by the Company to its chief executive officer, chief financial officer and to its other executive officer.

Name and Principal Position	Year	Salary(3) ($)	Bonus(3)(4) ($)		Stock Awards(5) ($)		All Other Compensation(6) ($)		Total ($)
Bruce J. Schanzer(1) President and Chief Executive Officer	2012 2011	800,000 446,154	500,000 500,000		0 10,860,000	(1)	10,000 16,500		1,310,000 11,822,654

Philip R. Mays(2) Chief Financial Officer	2012 2011	373,750 186,250	325,000 525,000	(2)	419,995 749,997	(2)	10,000 35,000	(2)	1,128,745 1,496,247

Brenda J. Walker Vice President and Chief Operating Officer	2012 2011 2010	315,000 315,000 299,400	225,000 250,000 155,981		224,996 252,347 223,506		10,000 18,271 17,912		774,996 835,618 696,799

(1)	Mr. Schanzer was appointed President and Chief Executive Officer on June 15, 2011. Upon his appointment, Mr. Schanzer was entitled to receive a grant of 2,500,000 shares of restricted stock, one-half of which to vest on the seventh anniversary of his hire if he is still employed by the Company, and the other one-half to vest on the seventh anniversary of his hire if he is still employed by the Company and the total shareholder return for such seven years averages 6.5% or more per year. As a result of restrictions in the Company’s 2004 Stock Incentive Plan, Mr. Schanzer was granted only 250,000 restricted shares upon his hire and 250,000 restricted shares on January 3, 2012. With the shareholder approval of the Company’s 2012 Stock Incentive Plan on June 15, 2012, the remaining 2,000,000 restricted shares were issued to him. As the Company’s Compensation Committee established this award arrangement in 2011, and the service inception date for all of these awards was Mr. Schanzer’s date of hire, the aggregate value for all 2,500,000 restricted shares, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”), is included in the Stock Awards column for 2011.

(2)	Mr. Mays was appointed Chief Financial Officer in June 2011. Upon his appointment, Mr. Mays received a grant of 137,111 shares of restricted stock, which vest in four equal annual installments, commencing June 7, 2012. In addition, for 2011, his bonus included a $200,000 signing bonus, and all other compensation included a $35,000 relocation payment.

(3)	Amounts shown include amounts deferred at the election of the named executive officers into the 2005 Cedar Realty Trust, Inc. Deferred Compensation Plan and/or the Company’s 401(k) Savings Plan.

(4)	For 2012, this column represents the total bonus earned in 2012, all of which was paid in cash. For 2011, this column represents the total bonus earned in 2011, all of which was paid in cash, except, with respect to Mr. Mays and Ms. Walker, $85,000 and $187,500, respectively, of their bonuses were paid in the form of restricted shares of common stock issued at the market price as of the close of business on January 3, 2012. For 2010, this column represents the total bonus earned in 2010, 50% of which was paid in cash and 50% of which was paid in the form of restricted shares of common stock issued at a 15% discount to the market price as of the close of business on March 21, 2011. The shares granted in 2011 and 2010 vested on March 21, 2012 and March 23, 2011, respectively.

(5)	This column represents the grant date fair value of awards granted under the Company’s 2004 and 2012 Stock Incentive Plans computed in accordance with Topic 718. A portion of the restricted share grants is subject to market conditions, i.e., they are tied to a measurement of total stockholder return, as described in the Compensation Discussion and Analysis (“CDA”). There is no assurance that this measurement will be met and that the restricted share grants will not be forfeited.

(6)	Consists of matching contributions and other payments made by the Company related to its 401(k) plan, except as otherwise noted for Mr. Mays.

Employment Agreements With Named Executive Officers

The Company has employment agreements with each of the named executive officers, Messrs. Schanzer and Mays and Ms. Walker. The annual base salary established for each of these officers for 2013 is $800,000, $373,750 and $315,000, respectively, which is unchanged from their respective 2012 base salaries.

Effective June 15, 2011, Mr. Schanzer entered into a seven-year employment agreement to serve as the Company’s President and Chief Executive Officer at an annual salary of $800,000. Mr. Schanzer participates in the Company’s annual bonus plan for senior executive officers. Mr. Schanzer also received a long-term incentive compensation grant of 2,500,000 shares of restricted stock, one-half of which will vest on the seventh anniversary of the grant date (June 15, 2018) if Mr. Schanzer is still employed by the Company, with the other one-half to vest on the seventh anniversary of the date of grant (June 15, 2018) if Mr. Schanzer is still employed by the Company and the Company’s total stockholder return for such seven years averages 6.5% or more per year.

Effective June 7, 2011, Mr. Mays entered into a four-year employment agreement to serve as the Company’s Chief Financial Officer at an annual salary of $325,000. Upon signing the agreement, Mr. Mays received a $200,000 signing bonus. Mr. Mays participates in the Company’s annual bonus plan for senior executives, with his initial bonus for 2011 guaranteed in the amount of $240,000, which was paid in cash. Mr. Mays also received an initial grant of 137,111 shares of restricted stock under the Company’s 2004 Stock Incentive Plan.

In 2012, the employment agreement with Ms. Walker was amended and restated to extend the term thereof so that it will expire October 31, 2015.

Under each employment agreement, an executive’s employment agreement will terminate automatically upon the retirement, death or disability of such executive, without payment of any additional compensation, except that under the 2004 and 2012 Stock Incentive Plans all unvested Restricted Shares will immediately become fully vested. Upon the termination of employment by the Company with cause or by the executive without good reason, no additional compensation will be due to such executive. In the event of termination of an agreement by the Company without cause or by the executive for good reason, the executive is entitled to receive from the Company within five days following termination:

•	Any earned and unpaid base salary;

•

A lump sum cash payment of two and one-half times the sum of the executive’s annual base salary and average annual bonus for the preceding two years (one times in the case of Ms. Walker; provided, however, upon a change in control Ms. Walker will be entitled to receive two and one-half times the sum of her annual base salary and average annual bonus for the preceding two years);

•	Continuation of health insurance benefits for 12 months (to be reduced to the extent the executive receives comparable benefits); and

•	Acceleration of vesting of all options, restricted shares and other awards.

Good reason for each of Messrs. Schanzer and Mays means:

•	Material breach by the Company of the terms of their employment agreements;

•	A material reduction in the executive’s duties or responsibilities;

•	The relocation of the executive or the headquarters of the Company to any location outside of the New York City metropolitan area; or

•	A change in control of the Company.

Good reason for Ms. Walker means:

•	Material breach by the Company of the terms of her employment agreement; or

•	The relocation of the executive or the headquarters of the Company to any location outside of the New York City metropolitan area.

Each employment agreement also provides that each executive will not compete with the Company or hire any employees of the Company for a period of one year after the termination of the executive’s employment, unless employment is terminated by the Company without cause or by the executive for good reason.

If employment of any of our named executive officers is terminated by the Company without cause or by the executive for good reason in a situation not involving a change in control or involving a change in control, the tables below set forth the severance payments that would have been made based on a hypothetical termination date of December 31, 2012 and using the closing price of our stock on that date. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive’s employment.

Termination of Employment Without Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)
Bruce J. Schanzer	3,258,375	13,200,000	21,080	16,479,455
Philip R. Mays	1,746,875	1,102,427	21,080	2,870,382
Brenda J. Walker	556,736	761,904	7,168	1,325,808

Termination of Employment With Change In Control

Name	Cash Compensation (Salary and Bonus) ($)	Value of Stock Awards ($)	Medical and Other Benefits ($)	Total ($)
Bruce J. Schanzer	3,258,375	13,200,000	21,080	16,479,455
Philip R. Mays	1,746,875	1,102,427	21,080	2,870,382
Brenda J. Walker	1,391,839	761,904	7,168	2,160,911

Equity Awards

The following table sets forth certain information with respect to the grant of equity awards for the fiscal year ended December 31, 2012.

Grants of Plan-Based Awards For Year Ended December 31, 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Full Fair Value (5)($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce J. Schanzer						1,125,000(1)		1,125,000(2)			10,498,750
Philip R. Mays								19,362(3) 86,597(4)			84,999 419,995
Brenda J. Walker								42,710(3) 46,391(4)			187,497 224,996

(1)	These are restricted shares that vest June 15, 2018 if Mr. Schanzer is then employed by the Company and the Company’s total stockholder return for such seven year period averages 6.5% or more per year.

(2)	These are restricted shares that vest June 15, 2018 if Mr. Schanzer is then employed by the Company.

(3)	These are restricted shares representing a portion of their 2011 bonus which is included in the Summary Compensation Table for 2011. These shares will vest in three equal annual installments, commencing January 2, 2013.

(4)	These are restricted shares representing the time-based portion of long-term compensation that will vest three years from the date of grant (see CDA).

(5)	This column shows the grant date fair value of restricted share grants to the named executives for 2012 under Topic 718. For restricted share grants, fair value is determined (1) for time-based grants as the market price of the Company’s common stock on the date of grant and (2) for market/performance-based grants by an independent appraisal.

The following table sets forth certain information with respect to outstanding equity awards at fiscal year ended December 31, 2012.

Outstanding Equity Awards At Fiscal Year-End December 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce J. Schanzer						1,250,000(2)	6,600,000	1,250,000(2)	6,600,000
Philip R. Mays						102,834(3) 19,362(4) 86,597(5)	542,964 102,231 457,232
Brenda J. Walker						9,328(6) 11,468(7) 42,710(4) 46,391(5)	49,252 60,551 225,509 244,944	34,403(8)	181,648

(1)	Based on the closing price of a share of common stock as of December 31, 2012.

(2)	These shares vest on June 15, 2018.

(3)	These shares vest in three equal annual installments, commencing June 7, 2013.

(4)	These shares vest in three equal installments, commencing January 2, 2013.

(5)	These shares vest on May 9, 2015.

(6)	These shares vested on January 2, 2013.

(7)	These shares vest on January 2, 2014.

(8)	These shares vest as of December 31, 2013.

No options were granted by the Company or exercised during the fiscal year ended December 31, 2012. The following table sets forth certain information with respect to option exercises and option values and restricted stock awards that vested during the fiscal year ended December 31, 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Bruce J. Schanzer
Philip R. Mays			34,277	172,071
Brenda J. Walker			51,356	245,883

(1)	Value realized is calculated by multiplying the closing price of a share of common stock on the date of vesting by the number of shares that vested.

(2)	Includes shares that vested, but the receipt of which was deferred pursuant to a “rabbi trust” plan. Under this plan, each participant selects the period of time over which receipt of the shares will be deferred, subject to earlier receipt upon death, disability and other events specified in the plan. The amount deferred for Ms. Walker was 51,356 shares, having a value of $245,883.

Compensation of Directors

Non-management directors’ fees are $26,250 per year and meeting attendance fees are $1,500 and $1,000, respectively, for each Board and Committee meeting. Audit and Compensation Committee members also receive a flat fee of $4,000 per year, while Nominating/Corporate Governance Committee members receive a flat fee of $3,000 per year. The chairmen of the Audit and Compensation Committees receive $15,000 per year and the chairman of the Nominating/Corporate Governance Committee receives $7,500 per year. The annual retainer for the non-executive Chairman of the Board is $80,000. The annual directors fees, at the option of each director, may be paid in cash or shares of the Company’s common stock. In 2012, each director (other than directors who are members of management) also received an annual grant of $55,000 of restricted stock that vests on the third anniversary of the date of grant.

The following table provides information regarding director compensation in 2012, which reflects the compensation described above. The table does not include reimbursement of travel expenses related to attending Board and Committee meetings. Mr. Schanzer does not receive additional compensation for serving as a director.

Director Compensation — 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James J. Burns	66,750	55,000	121,750
Raghunath Davloor(2)	16,768	55,000	71,768
Pamela N. Hootkin	56,750	55,000	111,750
Paul G. Kirk, Jr.	62,250	55,000	117,250
Everett B. Miller, III	72,750	55,000	127,750
Roger M. Widmann	134,750	55,000	189,750

(1)	Each director received a grant of $55,000 of restricted stock that will vest on the third anniversary of the date of grant. This column represents the grant date fair value of restricted stock grants computed in accordance with Topic 718 with respect to all restricted stock grants. Each director has the following total number of restricted shares which have not yet vested: James J. Burns, 27,533; Pamela N. Hootkin, 27,533; Paul G. Kirk, Jr., 24,567; Everett B. Miller, III, 27,533; and Roger M. Widmann, 27,533. All these shares are included in the security ownership chart for directors and executive officers.

(2)	Mr. Davloor resigned as a director in July 2012 and all his restricted shares of common stock were forfeited.

Stock Plans

The Company has in effect the 2012 Stock Incentive Plan under which a total of 4,500,000 shares of common stock may be issued and a 2004 Stock Incentive Plan, as amended. As the result of the approval of the 2012 Stock Incentive Plan by our stockholders on June 15, 2012, no further awards will be granted under the 2004 Stock Incentive Plan. The Plans are administered by the Compensation Committee which determines, among other things, the number of shares subject to each grant, the vesting period for each grant and the exercise price (subject to applicable regulations with respect to incentive stock options) for the awards.

The following table sets forth information at December 31, 2012 regarding the existing compensation plans and individual compensation arrangements pursuant to which the Company’s equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders) in exchange for consideration in the form of goods and services.

Equity Compensation

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities in Column A)
Equity compensation plans approved by security holders	0	$—	2,354,366
Equity compensation plans not approved by security holders	0	$—	—

Total	0		2,354,366

Compensation Committee Interlocks and Insider Participation

Pamela N. Hootkin, Paul J. Kirk, Jr., Everett B. Miller, III and Roger M. Widmann are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity that has had any of such entity’s executive officers serve either on the Company’s Board of Directors or Compensation Committee.

MISCELLANEOUS

Security Ownership of Certain Beneficial Owners and Management

The following is a schedule of all persons who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding common stock of the Company as of February 15, 2013:

Name and Address	Number of Shares Beneficially Owned	Percent of Stock
FMR LLC. 82 Devonshire Street Boston, MA 02109	10,789,408	15.03%
Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017	9,834,224	13.70%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malverne, PA 19355	7,591,926	10.57%
Inland American Real Estate Trust, Inc. Inland Investment Advisors, Inc. Inland Real Estate Investment Corporation The Inland Group, Inc. 2901 Butterfield Road Oak Brook, IL 60523	6,136,088	8.55%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,714,762	7.96%
Vanguard Specialized Funds-Vanguard REIT Index Fund 100 Vanguard Blvd. Malverne, PA 19355	4,034,355	5.62%

The following table sets forth information concerning the security ownership of directors, nominees for directors and named executive officers as of February 28, 2013:

Name	Number of Shares Beneficially Owned(1)	Percent of Stock(2)
Bruce J. Schanzer	2,590,000	3.61%
James J. Burns	60,103	*
Pamela N. Hootkin	45,107	*
Paul G. Kirk, Jr.	51,547	*
Everett B. Miller III	60,136	*
Roger M. Widmann	72,113	*
Philip R. Mays	228,211	*
Brenda J. Walker(3)	356,921	*
Directors, nominees and executive officers as a group (8 persons)(3)	3,464,138	4.82%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)	Percentage amount assumes the exchange of limited partnership interests in Cedar Realty Trust Partnership, L.P. for shares of common stock and no exchange by any other person.

(3)	Includes 69,333 limited partnership interests in Cedar Realty Trust Partnership, L.P. exchangeable for an equal number of shares of common stock of the Company.

Audit Committee Report

The Audit Committee is comprised of James J. Burns, Pamela N. Hootkin and Everett B. Miller, III, all of whom are independent directors as defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Audit Committee operates under a written charter, which was adopted by the Board. The Audit Committee appoints the Company’s independent registered public accounting firm, presently Ernst & Young LLP (“Ernst & Young”).

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an independent audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, during 2012 the Audit Committee met five times and held separate discussions with management, the accounting firm that provides internal audit services to the Company and Ernst & Young. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received and reviewed a report from the internal auditors detailing the results of such firm’s internal audit procedures and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee discussed with Ernst & Young the Company’s internal quality control procedures and any material issues raised by Ernst & Young’s most recent internal quality control review.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

In discharging its duties, during the year the Committee met with management of the Company and Ernst & Young and discussed the status of the Company’s internal control procedures and reviewed and discussed the Company’s interim unaudited consolidated financial statements for 2012 and audited financial statements for the fiscal year ended December 31, 2012. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and Ernst & Young have represented to the Committee that the audited financial statements for the year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and Ernst & Young, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee has recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee

James J. Burns

Pamela N. Hootkin

Everett B. Miller, III

Compensation Committee Report on Executive Compensation

The Compensation Committee and management of the Company reviewed the Compensation Discussion and Analysis required by the Securities Exchange Act of 1934. Based on such review, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Pamela N. Hootkin

Paul G. Kirk, Jr.

Everett B. Miller, III

Roger M. Widmann

Transactions With Related Persons

With respect to approval of transactions with related persons, we have a written policy to have the Audit Committee approve any transactions between the Company and any related person. In determining whether to approve a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

On October 26, 2009, the Company entered into a Securities Purchase Agreement, as subsequently amended (the “SPA”), with RioCan Holdings USA Inc. (the “Purchaser”) and RioCan Real Estate Investment Trust, providing for, among other matters, the sale by the Company to the Purchaser of 6,666,666 shares of common stock of the Company at a price of $6.00 per share and the grant of a Warrant to purchase 1,428,570 shares of common stock of the Company. The Warrant was exercised by the Purchaser on April 27, 2010 at a price of $7.00 per share. The SPA was closed on October 30, 2009.

Pursuant to the SPA, the Company’s Board of Directors waived the prohibition contained in the Company’s articles of incorporation with respect to any person owning more than 9.9% of the Company’s outstanding common stock so as to permit the Purchaser to acquire up to 16% of the Company’s outstanding common stock. The Purchaser has agreed that until it has disposed of all the common stock of the Company owned by it, except as otherwise provided in the SPA, it will not without the prior consent of the Company’s Board of Directors (a) acquire, directly or indirectly, any additional securities of the Company, (b) directly or indirectly or through any other person, solicit proxies with respect to securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); provided, that Purchaser may vote its shares in any manner it deems appropriate; (c) deposit any securities in a voting trust, or subject any securities to a voting or similar agreement; (d) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for the Company’s securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (e) take any action alone or in concert with any other person to acquire or change the control of the Company or participate in any group that is seeking to obtain or take control of the Company. In February 2013, the Purchaser sold all the shares of common stock of the Company owned by it.

Under the SPA, the Company had agreed with the Purchaser that, subject to certain exceptions, it would not issue any new shares of common stock unless it offered to the Purchaser the right to purchase its pro rata portion of such new securities. This right ended in October 2012.

Pursuant to the SPA, the Purchaser had the right to designate one person to be a director of the Company and had designated Raghunath Davloor, its chief financial officer, to be a director. Mr. Davloor was elected as a director effective October 30, 2009. He resigned as a director in July 2012.

On October 26, 2009, the Company also entered into an agreement with the Purchaser to form a joint venture with respect to seven supermarket-anchored properties then owned and managed by the Company. The Company had a 20% interest in the joint venture and the Purchaser had the remaining 80% interest. The Company and the Purchaser acquired in such joint venture format an aggregate of 22 shopping centers (including the seven properties previously owned by the Company and transferred to the joint venture). In the joint venture with the Purchaser, the Company provided property management, leasing and construction management at standard rates and also received a fee for joint venture financial reporting services based on the number of properties owned.

On October 10, 2012, the Company concluded definitive agreements with the Purchaser and terminated the joint venture. In connection therewith, the Company exchanged its 20% interest in the joint venture for (a) a 100% ownership interest in Franklin Village, located in Franklin, Massachusetts, at an agreed-upon value of approximately $75.1 million, including the assumption of related in-place mortgage financing of approximately $43.1 million and (b) approximately $40.0 million in cash. The Company continued to manage the properties through January 31, 2013.

As discussed above, our articles of incorporation generally prohibit any person or group from owning more than 9.9% of our outstanding shares of stock, subject to a waiver of the limit that may be granted by our Board of Directors. Inland American Real Estate Trust, Inland Investment Advisors, Inc., Inland Real Estate Corporation and The Inland Group, Inc. (collectively, “Inland”) requested a waiver of this provision to permit them to acquire up to 14% of our outstanding stock. Our Board of Directors agreed to this waiver, contingent on Inland agreeing to various voting and other restrictions. As the result, Inland entered into a voting agreement with us, dated as of February 13, 2008. We have granted a waiver of this provision to other stockholders (including, as discussed above, the Purchaser).

Pursuant to the voting agreement, we have agreed to waive the 9.9% limit for Inland to permit purchases of additional shares by Inland such that they may acquire up to an additional 1,881,111 shares; provided, however, that they may not own collectively more than 14% of our issued and outstanding shares or voting securities. If the number of outstanding voting securities is reduced for any reason, Inland will not be required to dispose of any of their holdings even if their beneficial ownership exceeds 14% of the outstanding voting securities. If during the term of the voting agreement shares beneficially owned by Inland are sold, transferred or otherwise disposed of, then they may not reacquire any shares above the greater of (i) their then existing ownership percentage of the Company or (ii) the existing 9.9% ownership limit.

The voting agreement grants certain officers of the Company named in the voting agreement a proxy to vote all shares owned by Inland in excess of 9.9%, and Inland has agreed otherwise to cause such shares to be

(a) voted in favor of any matters proposed by the Company’s Board of Directors and presented to the Company’s stockholders; (b) voted for all nominees for directors that have been nominated by the Company’s Board of Directors; (c) voted against any matters or nominees for directors not proposed by the Company’s Board of Directors and presented to the Company’s stockholders; and (d) duly represented, in person or by proxy, at each meeting of stockholders of the Company duly called by the Company’s Board of Directors.

Inland has also agreed under the voting agreement that it will not, without the prior consent of the Company’s Board of Directors, (w) directly or indirectly or through any other person or entity, solicit proxies with respect to voting securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); (x) deposit any voting securities in a voting trust, or subject any voting securities to a voting or similar agreement; (y) directly or indirectly or through or in conjunction with any other person or entity, engage in a tender or exchange offer for the Company’s voting securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (z) become a member of a Section 13(d) group that is seeking to obtain or take control of the Company.

Unless terminated earlier by the written agreement of the parties, the voting agreement will terminate upon the earlier of (i) the sale or other disposition by Inland of all its shares in excess of 9.9%, (ii) February 13, 2018 or (iii) any action by the Company’s Board of Directors to revoke the waiver of the ownership limit.

The Company has entered into agreements with Cohen & Steers Capital Management, Inc. that permit it to acquire in excess of 9.9% of each of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock and with AllianceBernstein to permit it to acquire in excess of 9.9% of the Company’s Series B Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2012 its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the Securities and Exchange Commission.

2.  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, adopted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. At the Company’s 2012 annual meeting of stockholders, stockholders did not approve the executive compensation of the Company.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee.

The affirmative vote of a majority of the shares cast at the meeting either in person or by proxy is required to approve this Proposal.

Accordingly, we ask our stockholders to vote on the following resolution at this meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers, as disclosed in this proxy statement.

3.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company has selected Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2011 and 2012 and fees billed for other services rendered by such firm during the periods:

	2011 Actual Fees	2012 Actual Fees
Audit fees(1)
Audit of consolidated financial statements and internal controls	$655,000	$655,000
Quarterly reviews	90,000	90,000
SEC filings, including comfort letters and consents	—	113,000

Total Audit Fees	745,000	858,000

Audit-Related Fees(2)
Audits and accounting consultations relating to consolidated affiliates	103,400	65,000

Total Audit-Related Fees	103,400	65,000

Total Fees	$848,400	$923,000

(1)	Includes fees and expenses related to the annual audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December, notwithstanding when the fees and expenses were billed. Such fees include audits of certain consolidated joint ventures, but do not include the Company’s share of audit assistance and other fees related to the Cedar/RioCan joint venture.

All audit-related services and each of the other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy of the Audit Committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Consideration of these Fees

The Company’s Audit Committee has considered whether the provisions of the services covered under the category of “Audit-Related Fees” are compatible with maintaining the independence of Ernst & Young LLP.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

4.  OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2014 Annual Meeting of Stockholders must be received by the Company on or prior to November 20, 2013 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date will be considered untimely. In addition, proposed nominations by stockholders for persons to serve as directors at the 2014 Annual Meeting must be received by the Company between January 3, 2014 and February 3, 2014. Nominations not received within this time frame will not be considered timely.

OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

BRUCE J. SCHANZER
President and Chief Executive Officer
Dated: March 19, 2013

☐                                         ¢

CEDAR REALTY TRUST, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS – May 3, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cedar Realty Trust, Inc., a Maryland corporation, hereby appoints Bruce J. Schanzer, Philip R. Mays and Stuart H. Widowski and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM on May 3, 2013, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed on the reverse side)

¢     ¢

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR REALTY TRUST, INC.

May 3, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.cedarrealtytrust.com

Please sign, date and mail your proxy card in

the envelope provided as soon as possible

i Please detach along perforated line and mail in the envelope provided. i

¢	00033333333330403100 6	050313

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	To elect 6 nominees for Directors
				FOR	AGAINST	ABSTAIN
			James J. Burns	☐	☐	☐
			Pamela N. Hootkin	☐	☐	☐
			Paul G. Kirk, Jr.	☐	☐	☐
			Everett B. Miller, III	☐	☐	☐
			Bruce J. Schanzer	☐	☐	☐
			Roger M. Widmann	☐	☐	☐

		2.	The approval (non-binding) of the compensation of the Company’s Named Executive Officers.	☐	☐	☐

		3.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		4.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE APPROVAL OF COMPENSATION FOR EXECUTIVE OFFICERS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date	Signature of Stockholder	Date

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

CEDAR REALTY TRUST, INC.

May 3, 2013

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.cedarrealtytrust.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢	00033333333330403100 6	050313

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	To elect 6 nominees for Directors
				FOR	AGAINST	ABSTAIN
			James J. Burns	☐	☐	☐
			Pamela N. Hootkin	☐	☐	☐
			Paul G. Kirk, Jr.	☐	☐	☐
			Everett B. Miller, III	☐	☐	☐
			Bruce J. Schanzer	☐	☐	☐
			Roger M. Widmann	☐	☐	☐

		2.	The approval (non-binding) of the compensation of the Company’s Named Executive Officers.	☐	☐	☐

		3.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		4.	With discretionary authority upon such other matters as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE APPROVAL OF COMPENSATION FOR EXECUTIVE OFFICERS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢